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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   Form 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): February 7, 2000


                                THERMATRIX INC.
              (Exact Name of Registrant as Specified in Charter)


          Delaware                     0-20819                94-2958515
----------------------------- -------------------------- ----------------------
 (State or Other Jurisdiction  (Commission File Number)     (I.R.S. Employer
     of Incorporation)                                    Identification No.)


                       308 North Peters Road, Suite 100
                          Knoxville, Tennessee 37922
         (Address of principal executive offices, including zip code)

                                (865) 539-9603
             (Registrant's telephone number, including area code)
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Item 6.   Resignation of Directors

Mr. John T. Schofield verbally resigned all of his offices with the Registrant effective February 7,2000, and ceased employment with the Registrant as of February 29, 2000. Mr. Schofield's resignation was tendered as a result of the voluntary filing for protection under Chapter 11 of the US Bankruptcy Code in December 1999. Mr. Schofield had been the Chairman, President and Chief Executive Officer of the Registrant.

Mr. James M. Strock resigned as a member of the Board of Directors of the Registrant, with an effective date of May 1, 2000, because he could not devote sufficient time to his duties as a Director in light of the demands of his primary employment.

The resignation of Mr. Schofield was disclosed in a Press Release dated February 7, 2000 and the resignations of Mr. Schofield and Mr. Strock were discussed in the Registrants Form 10K filed in May of 2000.

Item 7.   Financial Statements, Pro Forma Financial Information And Exhibits

(c) Exhibits

     6-1  Letter of resignation Mr. James M. Strock

     6-2  News Release disclosing resignation of Mr. Schofield
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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               THERMATRIX INC.

Dated: July 10, 2000                           By: /s/ Edward E. Greene
                                                   -------------------------
                                                   Edward E. Greene
                                                   Vice President and
                                                   Secretary